UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 4, 2026
__________________________________________
Cimpress plc
(Exact Name of Registrant as Specified in Its Charter)
__________________________________________

Ireland	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor Building 3,	Finnabair Business and Technology Park	A91 XR61
Dundalk, Co. Louth
Ireland
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +353 42 938 8500 not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Ordinary Shares, nominal value per share of €0.01	CMPR	NASDAQ	Global Select Market

Item 1.01.    Entry into a Material Definitive Agreement

On June 4, 2026, Cimpress plc (the "Company") entered into an Amendment and Restatement Agreement (the "Amendment and Restatement Agreement") among the Company and five of its subsidiaries, Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., Vistaprint Netherlands B.V., and Cimpress USA Incorporated, as borrowers (collectively, the “Borrowers”); the lenders named therein, as lenders; and JPMorgan Chase Bank, N.A. and J.P. Morgan SE, as administrative agents for the lenders. The Amendment and Restatement Agreement amends and restates the senior secured Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, as further amended and restated as of July 13, 2017, and as further amended and restated as of May 17, 2021, among the Borrowers from time to time party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended and restated as of June 4, 2026, the “Restated Credit Agreement”).

The Restated Credit Agreement consists of the following:

◦a $1.1 billion senior secured Term Loan B with a maturity date of June 4, 2033 (the “New Term Loan B”), subject to a springing maturity date that is 91 days prior to the maturity date of the Company’s senior unsecured notes due September 15, 2032 if such notes have not been repaid, refinanced or otherwise extended as provided in the Restated Credit Agreement. The New Term Loan B bears interest at SOFR (with a SOFR floor of 0.00%) plus 2.50% and was issued at 99.75% of par; and

◦a $250 million senior secured revolving credit facility with a maturity date of June 4, 2031 (the “Revolving Credit Facility”). U.S. dollar-denominated SOFR-based borrowings under the Revolving Credit Facility bear interest at SOFR (with a SOFR floor of 0.00%) plus 2.25% to 3.00%, depending on the Company’s First Lien Leverage Ratio, as defined in the Restated Credit Agreement.

In conjunction with this transaction, all term loans outstanding under the senior secured credit agreement that was in effect immediately prior to the effectiveness of the Amendment and Restatement Agreement, including the Company’s existing senior secured term loan facility due 2028, were refinanced in full, and the existing term loan facility was terminated, which refinancing was approximately net leverage neutral on a pro-forma basis.

The Borrowers may from time to time, so long as no default or event of default has occurred and is continuing and subject to certain other conditions, add one or more new classes of term facilities and/or increase the principal amount of the New Term Loan B or the aggregate amount of the Revolving Credit Facility by requesting new commitments in an aggregate outstanding principal amount not to exceed the Incremental Cap, as defined in the Restated Credit Agreement.

The New Term Loan B may be prepaid at any time, subject to customary notice and breakage provisions and, in the case of certain repricing transactions occurring within six months after the closing date, a 1.00% premium.

The Restated Credit Agreement contains customary representations, warranties, and events of default and also contains covenants that restrict or limit certain activities and transactions by the Company and its subsidiaries, including, but not limited to, the incurrence of additional indebtedness and liens; certain fundamental organizational changes; asset sales; certain intercompany activities; and certain investments and restricted payments, including purchases of the Company’s ordinary shares and payment of dividends. The Restated Credit Agreement does not contain a financial maintenance covenant applicable to the New Term Loan B, but solely with respect to the Revolving Credit Facility, if the aggregate principal amount of outstanding revolving loans, swingline loans and unreimbursed letter of credit disbursements exceeds 20.0% of the aggregate revolving commitments as of the last day of any fiscal quarter, then the Company’s Consolidated Leverage Ratio may not exceed 4.50 to 1.00 as of the last day of such fiscal quarter.

The New Term Loan B and borrowings under the Revolving Credit Facility are secured by first-priority security interests in the right, title, and interest of the Borrowers and certain other subsidiaries of the Company that guarantee the Borrowers’ obligations under the Restated Credit Agreement (collectively, the “Loan Parties”) with respect to certain personal property and material real property of the Loan Parties, subject to the agreed security principles and other exceptions and limitations set forth in the Restated Credit Agreement and related security documents.

The foregoing description of the Amendment and Restatement Agreement and the Restated Credit Agreement is qualified in its entirety by reference to the terms of the Amendment and Restatement Agreement, including the Restated Credit Agreement attached as an annex thereto, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit
No.	Description
10.1
Amendment and Restatement Agreement, dated as of June 4, 2026, among Cimpress plc, Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., Vistaprint Netherlands B.V., and Cimpress USA Incorporated, as borrowers, the lenders named therein as lenders; JPMorgan Chase Bank, N.A. and J.P. Morgan SE, as administrative agents for the lenders, with respect to the senior secured Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, as further amended and restated as of July 13, 2017, as further amended and restated as of May 17, 2021, including the amended and restated Credit Agreement attached as Annex A thereto

104	Cover Page Interactive Data File, formatted in iXBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 4, 2026	Cimpress plc

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer